UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, the Board of Directors (the “Board”) of Calidi Biotherapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee appointed Dr. Corazon (Corsee) Sanders to serve as a Class III director of the Company, with a term expiring at the Company’s 2029 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation, retirement, disqualification, or removal. In addition, the Board appointed Dr. Sanders to serve as a member of the Audit Committee of the Board.

Corazon (Corsee) D. Sanders, Ph.D., age 69, is a biotechnology executive and board director with more than 30 years of global leadership experience in drug development. She has contributed to the clinical development and regulatory approval of multiple approved therapies. Dr. Sanders currently serves as a Board Director at Ultragenyx Pharmaceutical Inc. (NASDAQ: RARE), where she is also an Audit Committee member; Legend Biotech Inc. (NASDAQ: LEGN), where she serves on the Audit, Compensation, and Nominating & Governance Committees; and AltruBio Inc. (private), where she is a Board Director and Audit Committee member. Her previous board roles include BeOne Medicines Ltd. (formerly BeiGene, Ltd.) (NASDAQ: BGNE), where she served as a Board Director and Audit Committee member until June 2026; Molecular Templates Inc. (NASDAQ: MTEM), where she served until December 2024; TransCelerate Biopharma Inc., where she served as Vice Chair; and the Fred Hutchinson Cancer Center, where she served as Co-Chair of the Board of Advisors and Chair of the Science & Technology Advisory Committee.

Prior to her board service, Dr. Sanders held senior executive positions at Juno Therapeutics (acquired by Celgene/BMS), where she served as Executive Vice President of Development Operations and Strategic Advisor to the Chief Medical Officer and contributed to the global development of Breyanzi® (lisocabtagene maraleucel). At Genentech/Roche, she held several senior leadership roles, including Senior Vice President & Global Head of Clinical Operations, leading a team of 2,500 professionals, and Senior Vice President of Global Biometrics & Innovation, leading a team of 1,100 professionals. She was a member of the Late Stage Portfolio Committee and Co-Chair of the Roche/Chugai Joint Portfolio Management Committee and contributed to the development and approval of multiple therapies, including Herceptin®, Rituxan®, Avastin®, and Lucentis®. Earlier in her career, she held biostatistics positions at Schering-Plough and Centocor. Dr. Sanders holds a Ph.D. and M.S. in Statistics from The Wharton School, University of Pennsylvania, and M.S. and B.S. degrees in Statistics from the University of the Philippines.

In connection with her appointment, the Board determined to defer the grant of an initial equity award (the “Initial Award”) that would ordinarily be granted to Dr. Sanders pursuant to the Company’s Non-Employee Director Compensation Policy, adopted by the Board on October 4, 2023, effective October 10, 2023, until such time as the Board has assessed and determined the allocation of any available awards under the Company’s 2023 Equity Incentive Plan, with the Board retaining the discretion to adjust the number of shares subject to the Initial Award.

There are no arrangements or understandings between Dr. Sanders and any other persons pursuant to which she was selected as a director. There are no transactions in which Dr. Sanders has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 23, 2026, the Company issued a press release announcing Dr. Sanders’ appointment described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.

On June 23, 2026, the Board at the recommendation of the Nominating and Corporate Governance Committee, and as permitted by the Bylaws of the Company, increased the size of the Board from five (5) to six (6) members, by increasing the number of Class III directors on the Board. The information under Item 5.02 above, as it relates to the appointment of a Class III director is also incorporated herein by reference. Additionally, in connection with Dr. Sanders’ appointment to the Board’s Audit Committee, the Board removed Scott Leftwich as a member of the Audit Committee, effective as of June 17, 2026. Mr. Leftwich’s removal from the Audit Committee does not affect his continued service as a member of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated June 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.

Dated: June 23, 2026
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer